UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 10, 2006

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23490	94-3136179
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1172 CASTRO STREET

MOUNTAIN VIEW, CA 94040

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 10, 2006, VIVUS, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with funds affiliated with OrbiMed Advisors, LLC and Chilton Investment Co., LLC in connection with a registered direct offering of the Company’s Common Stock. Pursuant to the terms of the Purchase Agreement, the Company sold and issued a total of 3,669,725 shares of its Common Stock at a price of $3.27 per share. The transaction closed on May 10, 2006. All of the shares of Common Stock were offered pursuant to an effective Registration Statement on Form S-3 filed with the Securities and Exchange Commission on December 22, 2004.

The above description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement dated as of May 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ Timothy E. Morris
Timothy E. Morris Vice President and Chief Financial Officer

Date:  May 11, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement dated as of May 10, 2006